UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):  September 30, 2010

CENTER BANCORP, INC.

(Exact Name of Registrant as Specified in its Charter)

New Jersey	000-11486	52-1273725
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2455 Morris Avenue, Union, New Jersey	07083
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code (800) 862-3683

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act(17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensation Arrangements of Certain Officers.

     On September 30, 2010, the Corporation named Anthony C. Weagley, President & Chief Executive Officer, to the Board of Directors of Center Bancorp, Inc., effective September 30, 2010.  Mr. Weagley has served as a director of Union Center National Bank for the past three years.

     Mr. Weagley has over 30 years of experience in banking. He joined Center Bancorp, Inc. over 25 years ago, after beginning his career at Midlantic National Bank, now part of PNC. Prior to being named President & CEO of Center Bancorp, Inc. and the Bank in 2007, Mr. Weagley served as Chief Financial Officer of those entities.  Having served in several capacities at the Bank prior to assuming the position of Chief Financial Officer, Mr. Weagley has an in-depth knowledge of Center Bancorp and the Bank.

     Mr. Weagley has not yet been named to any committees of the Registrant's Board.  He will stand for election at the Company’s 2011 annual meeting of shareholders.

Item 9.01.  Financial Statements and Exhibits.

(d)           Exhibits

Exhibit 99.1 – Press release, dated October 1, 2010, regarding the appointment of Anthony C. Weagley to the Board of Center Bancorp, Inc.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CENTER BANCORP, INC.

By:	/s/ Anthony C. Weagley
Name:	Anthony C. Weagley
Title:	President and Chief Executive Officer

Dated:  October 1, 2010

EXHIBIT INDEX

Exhibit 99.1 – Press release, dated October 1, 2010, regarding the appointment of Anthony C. Weagley to the Board of Center Bancorp, Inc.